Exhibit 99.1

Company/Investor Contact:

Charles Jones

CJones & Associates Public Relations

888-557-6480

305-987-7418

cjones@cjonespr.com

Hemispherx Biopharma Announced Financial Results for the Year Ended December 31,

Hemispherx Biopharma Management Team Continues Its Aggressive Commitment to Strategies Designed to Reach Commercial Goals, Preserve Financial Capital, and Increase Stockholder Value

Conference Call Scheduled for Friday, April 7th at 11:00 AM EDT

PHILADELPHIA - March 31, 2017 - Hemispherx Biopharma (NYSE MKT: HEB) announced its financial results for the year ended December 31, 2016. The net loss was approximately $7,502,000 or ($0.34) per share as compared to a net loss of $15,230,000 or ($0.77) per share for the same twelve-month period in 2015. Cash, cash equivalents and marketable securities were approximately $5,868,000 at December 31, 2016 as compared to $8,910,000 as of December 31, 2015.

On January 11, 2017, Hemispherx announced that the rintatolimod European Early Access Program (“EAP”) through its agreement with myTomorrows designed to enable access of Ampligen® to ME/CFS patients was extended to pancreatic cancer patients beginning in the Netherlands. myTomorrows is Hemispherx’s exclusive service provider in Europe and Turkey and will manage all EAP activities relating to the pancreatic cancer extension of the program.

Conference Call Information

Hemispherx will host a conference call to discuss general information regarding the new strategy for the Company’s operations. Stockholder questions should be summited to the Company in advance of the call.

Date:	Friday, April 7, 2017
Time	11:00 AM EDT
Dial-in numbers:	1-800-346-7359 (domestic)
1-973-528-0008 (international)
Conference number:	27781
Questions:	ir@hemispherx.net by 5:00 PM EDT on Wednesday, April 5, 2017
Audio Replay:	http://ir.hemispherx.net/Events_Presentations

About Hemispherx Biopharma

Hemispherx Biopharma, Inc. is an advanced specialty pharmaceutical company engaged in the manufacture and clinical development of new drug entities for treatment of seriously debilitating disorders. Hemispherx’s flagship products include Alferon N Injection® and the experimental therapeutics rintatolimod (tradenames Ampligen® or Rintamod®) and Alferon® LDO. Rintatolimod is an experimental RNA nucleic acid being developed for globally important debilitating diseases and disorders of the immune system, including Chronic Fatigue Syndrome. Hemispherx’s platform technology includes components for potential treatment of various severely debilitating and life threatening diseases. Because both rintatolimod and Alferon® LDO are experimental in nature, they are not designated safe and effective by the FDA for general use and are legally available only through clinical trials. Hemispherx has patents comprising its core intellectual property estate and a fully commercialized product (Alferon N Injection®), approved for sale in the U.S. and Argentina. The FDA approval of Alferon N Injection® is limited to the treatment of refractory or recurrent external genital warts in patients 18 years of age or older. Our Alferon N® approval in Argentina includes the use of Alferon N Injection® (under the pending brand name “Naturaferon”) for use in any patients who fail or become intolerant to recombinant interferon, including patients with chronic active hepatitis C infection. Rintamod® has received approval in the Argentine Republic to treat severe cases of Myalgic Encephalomyelitis/Chronic Fatigue Syndrome (ME/CFS). It will be marketed by GP Pharm, Hemispherx’s commercial partner in Latin America. Hemispherx wholly owns and exclusively operates a GMP certified manufacturing facility in the United States for commercial products. For more information please visit www.hemispherx.net.

Forward-Looking Statements

To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “intends,” “plans,” “potential,” “potentially,” “possible,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Hemispherx that any of its plans will be achieved. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond Hemispherx’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Examples of such risks and uncertainties include those set forth in the Disclosure Notice, below, market and other conditions, the impact of general economic, industry or political conditions in the United States or internationally, as well as the risks described in Hemispherx’s filings with the Securities and Exchange Commission, including the most recent reports on Forms 10-K, 10-Q and 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Hemispherx undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise revise or update this release to reflect events or circumstances after the date hereof.

Disclosure Notice

The information in this press release includes certain “forward-looking” statements including without limitation statements about additional steps which the FDA may require and Hemispherx may take in continuing to seek commercial approval of the Ampligen® NDA for the treatment of Chronic Fatigue Syndrome in the United States. The final results of these and other ongoing activities could vary materially from Hemispherx’s expectations and could adversely affect the chances for approval of the Ampligen® NDA in the United States and other countries. The clinical studies referenced herein have been previously reviewed by the FDA and are not, in and of themselves, a sufficient basis for approval in the United States. Any failure to satisfy the FDA regulatory requirements or the requirements of other countries could significantly delay, or preclude outright, approval of the Ampligen® NDA in the United States and other countries.

Information contained in this news release, other than historical information, should be considered forward-looking and is subject to various risk factors and uncertainties including, but not limited to, general industry conditions and competition; general economic factors; our ability to adequately fund our projects; the impact of pharmaceutical industry regulation and healthcare legislation in the United States and internationally; trends toward healthcare cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; our ability to accurately predict the future market conditions; manufacturing difficulties or delays; dependence on the effectiveness of our patents and other protections for products; and the exposure to litigation, including patent litigation, and/or regulatory actions; and numerous other factors discussed in this release and in our filings with the Securities and Exchange Commission. The production of new Alferon® API inventory will not commence until the validation phase is complete. While the facility is approved by FDA under the Biological License Application (“BLA”) for Alferon®, this status will need to be reaffirmed by a successful Pre-Approval Inspection by the FDA prior to commercial sale of newly produced inventory product. The validation phase was delayed because of the damage caused by the flood that occurred in January 2016 at the facility. At this time, we believe that all repairs to the manufacturing facility have been completed. If and when we obtain a reaffirmation of FDA BLA status and have begun production of new Alferon® API, we will need FDA approval as to the quality and stability of the final product to allow commercial sales to resume. With regard to our NDA for Ampligen® to treat CFS, we note that there are additional steps which the FDA has advised us to take in our seeking approval. The final results of these efforts and/or any other activities could vary materially from our expectations. Any failure to satisfy the FDA regulatory requirements or the requirements of other countries could significantly delay, or preclude outright, approval of Ampligen® in the United States and other countries. No evidence is suggested that Ampligen® will be commercially approved for any treatment or that Alferon N Injection® will be commercially approved for potential new treatment indications or for new manufacturing procedures. Approval of Rintamod® for CFS in the Argentine Republic does not in any way suggest that the Ampligen® NDA in the United States will obtain commercial approval. Also, it is noted that ANMAT approval is only an initial, but important, step in the overall successful commercialization. Namely, additional steps required for commercialization in Argentina will require, among others, an appropriate reimbursement level, appropriate marketing strategies, completion of manufacturing preparations for launch (including possible requirements for approval of final manufacturing, etc., and there are no assurances as to whether or when such multiple subsequent steps will be successfully performed to result in an overall successful commercialization and product launch).